UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 19, 2017

METLIFE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-15787	13-4075851
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Park Avenue, New York, New York	10166-0188
(Address of Principal Executive Offices)	(Zip Code)

212-578-9500

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.03 Material Modifications to Rights of Security Holders.

On October 23, 2017, MetLife, Inc. (“MetLife”) amended its Certificate of Incorporation (the “Certificate of Incorporation”), to replace the definitions of “Adjusted Shareholders’ Equity Amount” in the Certificate of Designations of MetLife’s Floating Rate Non-Cumulative Preferred Stock, Series A, and “Adjusted Stockholders’ Equity Amount” in the Certificate of Designations of MetLife’s 5.250% Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series C. The amended definitions adjust each such amount for certain periods prior to MetLife’s spin-off of Brighthouse Financial, Inc. to reflect the spin-off on a pro forma basis as of June 30, 2017. MetLife’s common stockholders approved the amendment at a special stockholders meeting on October 19, 2017.

The foregoing description is not complete, and is qualified by reference to the Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company, filed as Exhibit 3.1 hereto.

Item 5.07 Submission of Matters to a Vote of Security Holders.

At a special stockholders meeting on October 19, 2017, MetLife’s common stockholders:

•	approved a proposal to amend the preferred stock dividend payment tests in the Certificate of Incorporation; and

•	approved a proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies.

	Votes For	Votes Against	Abstained	Broker Non- Votes
Amend the Preferred Stock Dividend Payment Tests in the Certificate of Incorporation	896,697,948	1,116,466	1,503,086	0
Adjourn the Special Meeting, if Necessary or Appropriate, to Solicit Additional Proxies	810,495,195	87,317,451	1,504,854	0

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

3.1	Certificate of Amendment of Amended and Restated Certificate of Incorporation of MetLife, Inc., filed with the Secretary of State of Delaware on October 23, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METLIFE, INC.

By:	/s/ Jeannette N. Pina
Name:	Jeannette N. Pina
Title:	Vice President and Secretary

Date: October 24, 2017